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                                                                    Exhibit 99.3

                              THE BANK OF NEW YORK
                        Trustee Under the EDO Corporation
                          Employee Stock Ownership Plan

                                                                  March 22, 2000
To:        All Participants in the
           EDO Corporation Employee Stock Ownership Plan (ESOP)


         Enclosed you will find a copy of EDO Corporation's 1999 Annual Report to Shareholders and a Notice of Annual Meeting and EDO Corporation and AIL Technologies Inc. Joint Proxy Statement/Prospectus for EDO's 2000 Annual Meeting of Shareholders. Below is a Voting Instruction Card for the ESOP. As a participant in the ESOP, you are entitled to instruct the undersigned to vote the EDO Common Shares and/or ESOP Convertible Preferred Shares Series A credited to your ESOP account as of March 22, 2000. Under the ESOP, your voting instructions also apply to any shares in the Trust established under the ESOP that will be allocated to your account based on your compensation for 1999.


IF YOU DO NOT RETURN THE ESOP VOTING INSTRUCTION CARD, THE UNDERSIGNED WILL VOTE THE ESOP COMMON SHARES AND/OR PREFERRED SHARES CREDITED OR ALLOCABLE TO YOUR ACCOUNT IN THE SAME RELATIVE PROPORTIONS AS THE SHARES FOR WHICH INSTRUCTIONS ARE RECEIVED.

Please complete, date and sign the Voting Instruction Card and return the Card in the enclosed envelope. No postage is required if mailed in the United States. Your voting instructions will not be disclosed to EDO.

The Voting Instruction Card is not a proxy. If you own EDO Common Shares otherwise than under the ESOP, those other shares may be voted in person at the Annual Meeting or by completing, dating, signing and returning the separate proxy card which will be supplied to you by EDO Corporation.

Very truly yours,

THE BANK OF NEW YORK
as Trustee under the EDO Corporation
Employee Stock
Ownership Plan

              - Please Detach and Mail in the Envelope Provided -

A    /X/   PLEASE MARK YOUR
           VOTES AS IN THIS EXAMPLE

      The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

                            FOR                        WITHHOLD
                     all nominees (except as       for all nominees        NOMINEES:
                        indicated below)                                   Robert E. Allen
No. 1                                                                      Robert Alvine
  Election of               / /                          / /               Michael J. Hegarty
  Directors




(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR
ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEES NAME IN
THE SPACE PROVIDED BELOW
--------------------------------------------------



                                                                FOR      AGAINST      ABSTAIN
No. 2 Ratification of appointment of KPMG LLP
      as independent auditors for EDO for 2000                  / /        / /          / /

                                                                FOR      AGAINST      ABSTAIN
No. 3 The issuance of 6,553,229 EDO common
      shares in the merger.                                     / /        / /          / /

                                                                FOR      AGAINST      ABSTAIN
No. 4 Increase in the number of EDO Common
      Shares subject to EDO's 1996 long-term                    / /        / /          / /
      incentive plan from 600,000 EDO
      Common Shares to 1,050,000 EDO
      Common Shares, which increase will
      become effective only if we
      complete the merger.


                                       These instructions relate only to shares under the EDO Corporation Employee Stock Ownership Plan. EDO Corporation shares owned otherwise than under the aforesaid Plan may be voted in person at the Annual Meeting or by signing, dating and returning the separate proxy card supplied by EDO Corporation.

                                       Please sign exactly as your name appears hereon and return this card to The Bank of New York in the envelope provided. The shares represented hereby will be voted as specified. If you return this card with no instructions indicated, you will be deemed to have instructed the Trustee to vote or cause to be voted such shares, and such shares will be voted FOR the election of all nominees as directors and FOR Proposals 2, 3 and 4 above. To facilitate voting such shares, please mail this card in time to be received by The Bank of New York not later than April 24, 2000.



                                               I plan to attend the meeting. / /

Signature _______________________________________________ Dated ________, 2000
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                              THE BANK OF NEW YORK

                      AS TRUSTEE UNDER THE EDO CORPORATION

                          EMPLOYEE STOCK OWNERSHIP PLAN

                               VOTING INSTRUCTIONS

The undersigned hereby instructs The Bank of New York, as Trustee, to vote or cause to be voted all Common Shares and/or ESOP Convertible Preferred Shares Series A of EDO Corporation, which were credited, or which would have been allocable (based on 1999 compensation), as of March 22, 2000, to the account of the undersigned under the EDO Corporation Employee Stock Ownership Plan, at the Annual Meeting of Shareholders on April 28, 2000 and at any adjournment or postponement thereof, upon the following matters, as described in the EDO Corporation and AIL Technologies Inc. Joint Proxy Statement/Prospectus, receipt of which is hereby acknowledged, and in the discretion of the Trustee or any duly appointed proxy agent of the Trustee, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

           (CONTINUED, AND TO BE DATED AND SIGNED ON THE OTHER SIDE.)



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